CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement on Form N-4 (No. 033-63935) of Variable Account D of Union Security Insurance Company of our report dated April 18, 2019, relating to the financial statements and financial statement schedules of Union Security Insurance Company, which is incorporated by reference in such Registration Statement. We also consent to the incorporation by reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 18, 2019